SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 30, 2002

MTI TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

0-23418 (Commission File Number)		95-3601802 (I.R.S. Employer Identification No.)

4905 E. La Palma Avenue Anaheim, California 92807 (Address of Principal Executive Offices) (Zip Code)

(714) 970-0300 (Registrant’s telephone number, including area code)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

         The Registrant hereby updates and restates the section entitled “Risk Factors” in its Form 10-K (Part II, Item 7) for the year ended April 7, 2001, as follows:

We will need additional financing to continue to carry on our existing operations, and such additional financing may not be available.

         We require substantial working capital to fund our business. We use cash generated from our operations, equity capital, bank financings and sales of our equity securities to fund capital expenditures, as well as to invest in and operate our existing operations. Although we have a $15 million credit facility with Silicon Valley Bank, our ability to borrow under that facility is limited by, among other factors, the value of our pledged collateral, which fluctuates, and financial covenants. Currently, these restrictions prevent us from borrowing any amounts under the credit facility.

         We need additional sources of financing in order to meet our liquidity requirements to carry on our operations as presently conducted, and we are actively exploring financing alternatives which may include bank borrowings or public or private offerings of equity or debt securities. We cannot assure you that such additional sources of financing will be available on acceptable terms, if at all. If additional sources of financing are not available, we intend to implement measures to conserve cash and reduce costs, which may include, among other things, making additional cost reductions. However, there is no assurance that such measures would be successful. Our failure to raise additional funds or to secure an additional credit facility would adversely affect our ability to:

•	maintain, develop or enhance our product offerings;

•	take advantage of future opportunities;

•	respond to competitive pressures; or

•	continue operations in the short-term.

         Additional funds raised through the issuance of equity securities or securities convertible into our common stock may have the following negative effects on the then current common stockholders:

•	dilution in percentage of ownership in MTI; and

•	the rights, preferences or privileges of the new security holders may be senior to those of the common stockholders.

Our securities may be removed from Nasdaq listing.

         Our securities are currently listed and traded on the Nasdaq National Market. To maintain our listing, we must meet Nasdaq’s required continued listing standards including minimum stockholders’ equity, number of shareholders and bid price. If our closing bid price were to fall below $1.00 per share for 30 consecutive trading days, we would be subject to Nasdaq’s delisting procedures. As of April 29, 2002, our closing bid price has not been greater than, or equal to, $1.00 per share since April 16, 2002. There can be no assurance that we will be in compliance with the continued listing standards in the future. Failure to comply with any of the continued listing standards may cause our stock to be removed from listing on Nasdaq. Should this happen, we may not be able to secure listing on other exchanges or quotation systems. This would materially adversely affect the price and liquidity of our common stock.

We cannot predict the long-term impact of our recent cost reduction measures.

         We recently implemented measures in an effort to reduce costs. These main measures included reductions in our workforce and the elimination of certain under-utilized facilities, including our sales and support offices in Raleigh, North Carolina, Boston, Massachusetts and Sunnyvale, California. We reduced the number of our full-time employees from 549 on April 7, 2001 to 426 on March 6, 2002. We cannot predict with any certainty the long-term impact of our workforce reductions and any reductions we are compelled to make in the future. Reductions in our workforce could negatively impact our financial condition and results of operations, as well as make it difficult to motivate and retain remaining employees, which would affect our ability to deliver our products in a timely fashion and otherwise negatively affect our business. We also cannot assure you that these measures will be successful in achieving the expected benefits within the expected time frames or that the workforce reductions will not impair our abilities to achieve our current or future business objectives.

We are exposed to general economic conditions.

         Our business depends on general economic and business conditions. Continued softness in the information technology market in both the United States and in Europe and consumers’ uncertainty about the global economic condition could result in reduced demand for our products and services. As a result of the weakened global economy, consumers are postponing or reducing expenditures, causing our revenue, our operating results, and our financial condition to decline. The downturn also has led to restructuring actions. Further delays or reductions in information technology spending could have a material adverse effect on demand for our products and services, and thus, our operating results.

Our business could be affected adversely as a result of a weakening demand in the technology market.

         Our profitability depends upon the demand for information storage hardware, software and services as a whole. A decreasing demand for information-storage systems, software and services because of a weakening economy or otherwise, could result in decreased earnings.

A significant portion of our sales occur in the last month of a given quarter and we operate without a significant backlog of orders. Consequently, our results of operations for that quarter may not meet our expectations.

         We have experienced historically a significant portion of our orders, sales and shipments in the last month or weeks of each quarter. We expect this pattern to continue, and possibly to increase, in the future. This uneven pattern makes our ability to forecast revenues, earnings and working capital requirements for each quarter extremely difficult and uncertain. If we do not receive orders that we have anticipated or complete shipments within a given quarter, our results of operations could be harmed materially for that quarter. Also, we operate without a significant backlog of orders. As a result, our quarterly sales and operating results in any given quarter are dependent, in large part, upon the volume and timing of orders booked and products shipped during that quarter. Accordingly, we may be unable to adjust spending in a timely manner to compensate for any unanticipated decrease in our orders, sales or shipments. Therefore, any decline in the demand for our products and services, in relation to our forecast for any given quarter, could materially harm our results of operations.

The markets for our products are intensely competitive which may lead to reduced sales of our products, reduced profits and reduced market share for our business.

         The markets for our products are intensely competitive, and we expect competition to intensify in the future. If we fail to maintain or enhance our competitive position, we could experience pricing pressures and reduced sales, margins, profits and market share, each of which could materially harm our business. Furthermore, our new products and technologies may depress the sales of existing products and technologies. We must manage product transitions successfully so that the introductions of the new products do not adversely affect our sales of existing products. Our customers’ requirements and the technology available to satisfy those requirements are continually changing. Therefore, we must be able to respond to these changes in order to remain competitive. The principal elements of competition in our markets include:

•	ability to introduce new technology;

•	product quality, reliability and performance;

•	quality of service and support; and

•	responsiveness to customer and market needs.

         We have a number of competitors in various markets, including: EMC, Hewlett-Packard, Sun Microsystems, IBM, Compaq and Network Appliance, each of which has substantially greater name recognition, engineering, manufacturing and marketing capabilities, and greater financial, technological and personnel resources than we do.

Our quarterly results may fluctuate from period to period. Therefore, historical results may not be either indicative of future results or helpful in evaluating the results of our business.

         We have experienced quarterly fluctuations in operating results and we anticipate that these fluctuations may continue into the future. These fluctuations have resulted from, and may continue to be caused by, a number of factors, including:

•	changes in demand for our Vivant line of products and services;

•	the introduction of new products by our competitors and competitive pricing pressures;

•	the size, timing and terms of customer orders;

•	the timing of the introduction of new products and new versions of our products;

•	shifts in our product mix;

•	changes in our operating expenditures;

•	the timing of sales, marketing, research and development expenditures; and

•	decreases in our gross profit as a percentage of revenues for mature products.

Accordingly, we believe that quarter to quarter comparisons of our operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indications of our future performance. We cannot assure you that we will be profitable on a quarter to quarter basis or that our future revenues and operating results will meet or exceed the expectations of securities analysts and investors, any of which could cause a significant adverse change in the trading price of our common stock.

The success of our business depends upon our ability to introduce new products on a timely basis.

         We believe that the development and introduction of new, innovative products with features that respond to our customers’ changing demands and incorporate new technological standards will be critical to our future success. We may not be able to design and manufacture products that address customer needs or achieve market acceptance. Any significant delay or failure by us to design, manufacture and successfully introduce new products could harm our business materially. Our ability to successfully introduce new products depends on several factors, including:

•	timely completion of product design;

•	achievement of acceptable manufacturing yields; and

•	market acceptance.

We face additional risks inherent in new product introductions, including:

•	competitors’ responses to our product introductions;

•	pricing pressures from competitors’ products;

•	difficulties in forecasting customer demand;

•	the desire of customers to evaluate new products for longer periods of time; and

•	unanticipated development problems or delays.

         These risks may result in unanticipated costs, diversion of management’s attention or the abandonment of the development of a specific product. In addition, we may not be able to effectively manage the transitions to new products or new technologies, which could harm our business materially.

Our systems are complex and may contain undetected software or hardware errors that could be difficult, costly, and time consuming to repair.

         Undetected software or hardware errors frequently occur in networking products when they are first introduced or as new versions of products are released. Our systems are complex, and from time to time we may find errors in our existing, new, or enhanced products. Also, our systems are combined with products and components made by other vendors, and if errors occur, it may be difficult to identify the source of the problem. These errors, whether caused by our or another vendor’s products, could:

•	adversely affect sales of our products;

•	cause us to incur significant warranty and repair costs;

•	divert the attention of our engineering personnel from our product development efforts;

•	cause significant customer relations problems;

•	harm our competitive position;

•	hurt our reputation; and

•	cause purchase delays.

Any of these effects could materially harm our business or results of operations.

We are dependent upon limited source suppliers for principal components used in our products, and disruptions in supply or significant increases in component costs could harm our business materially.

         We currently purchase several key materials used in the manufacture of our products from single or limited source suppliers. For example, for our Vivant product line, we currently purchase disk drives from Seagate Technology, Inc. and Xyratex Corporation, chipsets from Arrow Electronics, a distributor of the QLogic chipsets, and RAID controllers for the Vivant “S” series from Xyratex, an OEM for IBM/Mylex. We may fail to obtain required materials in a timely manner in the future, or could experience further delays from evaluating and testing the products of these potential alternative suppliers. The recent softening of demand in the telecommunications industry could adversely impact the financial condition of our suppliers, many of whom have limited financial resources. We have in the past, and may in the future, be required to provide advance payments in order to secure key materials from financially limited suppliers. Financial or other difficulties faced by these suppliers could limit the availability of key components or materials. Additionally, financial difficulties could impair our ability to recover advances made to these suppliers. Any interruption or delay in the supply of any of these materials, or the inability to obtain these materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair our ability to meet scheduled product deliveries to our customers and could cause customers to cancel orders.

We order components and materials based upon rolling forecasts which could cause us to overestimate or underestimate our actual requirements. This could cause us to increase our costs, needlessly or prevent us from meeting customer demand.

         We use rolling forecasts based upon anticipated product orders to determine our component requirements. Lead times for materials and components that we order vary significantly and depend upon factors such as specific supplier requirements, contract terms and current market demand for such components. As a result, our component requirement forecasts may not be accurate. If we overestimate our component requirements, we may have excess inventory, which would increase our costs. If we underestimate our component requirements, we may have inadequate inventory, which could interrupt our manufacturing and delay delivery of our products to our customers. Any of these occurrences would affect unfavorably our business and results of operations.

We depend upon our key personnel.

         We believe that our success is dependent, to a significant extent, upon the efforts and abilities of our senior-management team, particularly our executive officers. The loss of the services of our executive officers could materially harm our business. The failure to retain key members of our senior-management team, or to implement a succession plan to prepare qualified individuals to join us upon the loss of a member of our senior-management team, could harm materially our business. In addition, a number of the members of our senior management team joined us recently, as we replaced certain management personnel. Thus, our management team has had limited time to work together and as a result, may have difficulty working together to successfully manage our business.

We are subject to financial and operating risks associated with international sales.

         International sales represent a significant portion of our total revenue. For example, international sales represented 34% of our total sales for the first nine months of fiscal year 2002. If we are unable to maintain international market demand for our products, our results of operations could be materially harmed. Our international business is subject to the financial and operating risks of conducting business internationally, including:

•	unexpected changes in, or impositions of, legislative or regulatory requirements;

•	fluctuating exchange rates, tariffs and other barriers;

•	difficulties in staffing and managing foreign subsidiary operations;

•	import or export restrictions;

•	greater difficulties in accounts receivable collection and longer payment cycles;

•	potentially adverse tax consequences;

•	potential hostilities and changes in diplomatic and trade relationships;

•	changes in a country’s economic or political conditions; and

•	differing customer and/or technology standards requirements.

         All of our sales in international markets are priced in the applicable local currencies and are subject to currency exchange rate fluctuations. We currently enter into foreign currency exchange contracts on a limited basis in an attempt to minimize foreign currency exposure, which can be costly or limited in their effectiveness. If we are faced with significant changes in the regulatory and business climate in our international markets, our business and results from operations could suffer.

         In the future, we may expand our international presence in other markets which may require significant financial and managerial resources. Also, expansion into new international markets may involve additional risks, including uncertainty of market acceptance of our products because of language, cultural or other barriers, and differences in technologies and computing infrastructures needed to use our products and services. If our international expansion efforts do not yield anticipated levels of sales, our business and results from operations could be harmed materially.

Terrorist activities and resulting military and other actions could adversely affect our business.

         The terrorist attacks in New York and Washington, D.C. have disrupted commerce throughout the United States and Europe. The continued threat of terrorism within the United States and Europe and the military action and heightened security measures in response to such threat may cause significant disruption to commerce throughout the world. To the extent that such disruptions result in delays or cancellations of customer orders, delays in collecting cash, a general decrease in corporate spending on information technology, or our inability to effectively market, manufacture or ship our products, our business and results of operations could be materially and adversely affected. We are unable to predict whether the threat of terrorism or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have any long-term material adverse effect on our business, results of operations or financial condition.

Our intellectual property is critical to our business and, if we are unable to protect our intellectual property, the success of our business and our results of operations could be harmed materially.

         Our intellectual property includes patents, proprietary technology, trade secrets, copyrights, and trademarks. We rely upon a combination of intellectual property laws and employee and third-party non-disclosure agreements to protect our intellectual property rights. Third parties may infringe upon our intellectual property rights, and we may be unable to detect this unauthorized usage or to enforce our rights effectively. Any legal action that we may bring to protect our intellectual property rights could be expensive and distract our management from day-to-day operations. Further, the laws of some countries in which we sell our products do not protect our intellectual property rights to the same extent as do the laws in the United States. Unauthorized usage or misappropriation of our intellectual property could harm our business materially.

We may face costly damages or litigation costs if third parties claim that we infringe upon their intellectual property rights.

         Our business activities may infringe upon the proprietary rights of others, and other parties may assert infringement claims against us. In addition, in the future, we may receive communications from other parties asserting that our intellectual property infringes on their proprietary rights. If we become liable to any third party for infringing its intellectual property rights, we could be required to pay substantial damage awards and to develop non-infringing technology, obtain licenses, or to cease selling the applications that contain the infringing intellectual property. We could have to redesign our products, which could be costly and time consuming and could substantially delay product shipments, assuming that a redesign is feasible. We may be unable to develop non-infringing technology or to obtain licenses on commercially-reasonable terms, if at all. Litigation is subject to inherent uncertainties, and any outcome unfavorable to us could materially harm our business. Furthermore, we could incur substantial costs in defending against any intellectual-property litigation, and these costs could increase significantly if any dispute were to go to trial. Our defense of any litigation, regardless of the merits of the complaint, likely would be time-consuming, costly, and a distraction to our management personnel. Adverse publicity related to any intellectual property litigation also could harm the sale of our products and damage our competitive position.

If we are unable to comply with evolving industry standards and government regulations, we may be unable either to sell our systems or to be competitive in the marketplace.

         Our systems must comply with current industry standards and government regulations in the United States and internationally. Any new products and product enhancements that we introduce in the future also must meet industry standards and government regulations at the time they are introduced. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals could materially harm our business. In addition, such compliance may be time consuming and costly.

         Our systems integrate SAN and NAS technologies into a single storage architecture. Components of the SAN and NAS must comply with evolving industry standards. We also depend upon companies that provide other components of the SAN and NAS to meet these standards. If our vendors or customers do not support the same industry standards that we do, or if competing standards emerge that we do not support, market acceptance of our products could suffer.

An adverse judgment in the securities class action litigation in which we and several of our officers are defendants could have a material adverse effect on our results of operations and liquidity.

         From July through September 2000, several class action complaints were filed against us and several of our officers, alleging that we were aware of adverse information that we failed to disclose primarily during fiscal 2000 and, hence, that we violated specified provisions of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The plaintiffs in those cases filed a consolidated amended complaint in the federal court for the Central District of California on or about December 5, 2000, making similar allegations. We filed a motion to dismiss the complaint which the district court granted; however, the plaintiffs filed a Second Amended complaint, and, on October 9, 2001, the district court denied our motion to dismiss that complaint. The Second Amended complaint alleges a class period from July 22, 1999 to July 12, 2000. The plaintiffs have not specified the amount of damages they seek. The trial date is August 19, 2003. Although we believe the alleged claims in this lawsuit are without merit and are defending the lawsuit vigorously, due to the inherent uncertainties of the litigation process and the judicial system, we are unable to predict the outcome of this litigation. This litigation may result in substantial costs and distract management’s attention and resources. In addition, a judgment against us in this case could have a material adverse effect on our results of operations and liquidity.

Our stock ownership is concentrated in a single stockholder, and other stockholders may not be able to influence corporate decisions.

         Raymond J. Noorda, our Chairman of the Board, is also the Chairman of the Board of our largest stockholder, The Canopy Group, Inc. (“Canopy’’). Ralph J. Yarro III, our Director, is also the Director and President and Chief Executive Officer of Canopy. Canopy beneficially owns approximately 45% of our outstanding common stock and is able to substantially affect our actions which require stockholder approval, including the election of the Board of Directors and the approval of significant corporate transactions. This concentration of ownership may delay or prevent a change in control of us and will make some transactions difficult or impossible without Mr. Noorda’s or Mr. Yarro’s support.

Our stock price may be volatile, which could lead to losses by investors and to securities litigation.

         The value of your investment in our company could decline due to the impact of any of the following factors upon the market price of our common stock:

•	variations between our actual and anticipated earnings;

•	the timing and announcement of new products by us or by our competitors;

•	services or technological innovations by us or by our competitors;

•	failure of our results from operations to meet the expectations of public market analysts and investors;

•	changes in revenue or earnings estimates by the investment community;

•	speculation in the press or investment community about our business or our competitive position;

•	the volume of trading in our common stock; and

•	market conditions broadly and the trading price of shares of technology companies generally.

         In addition, stock markets, particularly the Nasdaq National Market, have experienced extreme price and volume fluctuations, and the market prices of securities of companies such as ours have been highly volatile. These fluctuations have often been unrelated to the operating performance of such companies. Fluctuations such as these may affect the market price of our common stock. Substantial sales of our common stock could also cause our stock price to decline. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and could divert our management’s attention and resources.

We have adopted anti-takeover defenses that could affect the price of our common stock.

         Our restated certificate of incorporation and amended and restated bylaws contain various provisions, including notice provisions, provisions for staggered terms of office of the board of directors, and provisions authorizing us to issue preferred stock, that may make it more difficult for a third party to acquire, or may discourage acquisition bids for, our company. Also, the rights of holders of our common stock may be affected adversely by the rights of holders of any preferred stock that we may issue in the future that would be senior to the rights of the holders of our common stock. Furthermore, we are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION

Date: April 30, 2002	/s/ Paul W. Emery, II Paul W. Emery, II Chief Operating Officer and Acting Chief Financial Officer